The Beauty Health Company Names Pedro Malha President and Chief Executive Officer
Global Healthcare and Medical Device Executive with More Than 20 Years of Experience Assumes Role Effective October 1
Marla Beck Steps Down, With BeautyHealth Prepared for Its Next Phase of Growth
LONG BEACH, Calif. – September 30, 2025 – The Beauty Health Company (NASDAQ: SKIN), home to flagship brand Hydrafacial, today announced the appointment of Pedro Malha as President and Chief Executive Officer, effective October 1, 2025. He succeeds Marla Beck, who is stepping down as President and CEO effective September 30, 2025, and will remain in an advisory role.
Brent Saunders, Chairman of the Board, stated, “Pedro is an accomplished leader with broad industry experience at leading multinational companies in the healthcare and medical device sectors. His ability to navigate complex global markets and build collaborative, high-performing teams makes him the right person to lead BeautyHealth into its next chapter. We are also grateful for Marla’s strong leadership during a pivotal period of transformation, which has left BeautyHealth well positioned for sustainable and profitable growth.”
During her tenure, Ms. Beck guided BeautyHealth through a period of significant change, reigniting the Company’s science-backed innovation pipeline, streamlining and upgrading manufacturing, quality control, and operations, and refining the cost structure to strengthen margins and return the Company to profitability. She also reinforced Hydrafacial’s dual commitment to both providers and consumers, ensuring it remains the gold standard in performance skin health.
Ms. Beck said: “I am incredibly proud of what we have accomplished together to strengthen BeautyHealth’s foundation and future. With the right team and strategy in place, I believe now is the right time to welcome a new CEO to lead the Company into its next phase of growth. BeautyHealth has a robust pipeline of innovation and bold brand initiatives currently underway, and I look forward to watching the Company continue to thrive under Pedro’s leadership.”
Mr. Malha joins BeautyHealth following a distinguished global career spanning more than two decades across the healthcare and medical device industries. He most recently served as Worldwide Division President and Corporate Officer of Abbott Laboratories, where he led the neuromodulation business. Prior to that, he held senior leadership roles overseeing multiple global business units at Zimmer Biomet Holdings, Abbott, and Johnson & Johnson in Europe, where he consistently delivered growth and operational excellence. He holds an MBA from Boston University and a Bachelor of Science from Bentley University.

“I am honored to join BeautyHealth and lead this exceptional Company into the future,” stated Mr. Malha. “Hydrafacial is a category-defining brand with unmatched potential at the intersection of beauty and health. I look forward to working alongside the Board, the leadership team, and our global community of providers to shape the future of skin health through continued science-backed innovation and operational excellence, while accelerating profitable growth and creating lasting value for stakeholders around the world.”
About The Beauty Health Company
The Beauty Health Company (NASDAQ: SKIN) is a medtech meets beauty company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies, and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful global community of estheticians, partners, and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/ and learn more at beautyhealth.com or LinkedIn.

Contacts:
Hydrafacial Media Contact: press@beautyhealth.com
Investors: IR@beautyhealth.com